As filed with the Securities and Exchange Commission on December 6, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Ford Motor Company
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation or organization)
38-0549190
(I.R.S. Employer Identification No.)

One American Road,
Dearborn, Michigan 48126
(313) 322-3000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Peter Sherry, Jr., Esq.
Associate General Counsel and Secretary
Ford Motor Company
One American Road,
Dearborn, Michigan 48126
(313) 322-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alan D. Schnitzer, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017	Lisa L. Jacobs, Esq. Shearman & Sterling LLP 599 Lexington Ave. New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☒ 333-75214

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each			Proposed
Class of	Amount	Proposed Maximum	Maximum	Amount of
Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	Per Unit(1)	Offering Price(1)	Fee
Debt Securities; Common Stock, par value $0.01 per share(3)	$831,072,164	100%	$831,072,164(b)	$88,925

(1) Estimated solely for the purpose of determining the amount of the registration fee.

(2) In U.S. dollars or the equivalent thereof in foreign currencies or composite currencies.

(3)	Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus incorporated by reference in this Registration Statement.

     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), information in the Registration Statement on Form S-3 (File No. 333-75214) filed by Ford Motor Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and declared effective on January 24, 2002 is incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ford Motor Company, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on the 6th day of December, 2006.

FORD MOTOR COMPANY

By
Alan Mulally*
(Alan Mulally)
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

William Clay Ford, Jr.* (William Clay Ford, Jr.)	Director, Chairman of the Board, Executive Chairman, and Chair of the Office of the Chairman and Chief Executive Committee
Alan Mulally* (Alan Mulally)	Director, President and Chief Executive Officer (Principal Executive Officer)

John R. H. Bond* (John R. H. Bond)	Director

Stephen G. Butler* (Stephen G. Butler)	Director and Chair of the Audit Committee

Kimberly A. Casiano* (Kimberly A. Casiano)	Director

Edsel B. Ford II* (Edsel B. Ford II)	Director

Irvine O. Hockaday, Jr.* (Irvine O. Hockaday, Jr.)	Director

Richard A. Manoogian* (Richard A. Manoogian)	Director and Acting Chair of the Compensation Committee

Ellen R. Marram* (Ellen R. Marram)	Director and Chair of the Nominating and Governance Committee

Homer A. Neal* (Homer A. Neal)	Director and Chair of the Environmental and Public Policy Committee

December 6, 2006

II-4

Signature	Title	Date

Jorma Ollila* (Jorma Ollila)	Director

John L. Thornton* (John L. Thornton)	Director

Donat R. Leclair* (Donat R. Leclair)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Peter J. Daniel* (Peter J. Daniel)	Senior Vice President and Controller (Principal Accounting Officer)

* By /s/ Louis J. Ghilardi (Louis J. Ghilardi, Attorney-in-Fact)
December 6, 2006

II-5

EXHIBIT INDEX

Sequentially
Exhibit		Numbered
Number	Description	Page
Exhibit 5	Opinion of Peter Sherry, Jr., Associate General Counsel and Secretary of Ford, as to the legality of the debt securities registered hereunder.
Exhibit 15	Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information.
Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.
Exhibit 23.2	Consent of Peter Sherry, Jr. is contained in his opinion filed as Exhibit 5 to this Registration Statement.
Exhibit 24	Powers of Attorney.